Amendment dated February 12, 2014

to the Fund Accounting and Administration Agreement between

Guggenheim Funds Trust and Rydex Fund Services, LLC

Dated January 27, 2014

Amendment to

SCHEDULE A

and

SCHEDULE B

to the

FUND ACCOUNTING AND ADMINISTRATION AGREEMENT

dated January 27, 2014 between

GUGGENHEIM FUNDS TRUST

and

RYDEX FUND SERVICES, LLC

The following amendment is made to Schedule A and Schedule B of the Fund Accounting and Administration Agreement between Guggenheim Funds Trust (the “Trust”) and Rydex Fund Services, LLC (“RFS”), dated January 27, 2014, as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective March 26, 2014, to read as follows:

SCHEDULE A

TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT

BETWEEN RYDEX FUND SERVICES, LLC

AND GUGGENHEIM FUNDS TRUST

Date: Effective March 26, 2014

Funds

Guggenheim Enhanced World Equity Fund

Guggenheim Floating Rate Strategies Fund

Guggenheim High Yield Fund

Guggenheim Investment Grade Bond Fund

Guggenheim Large Cap Value Fund

Guggenheim Limited Duration Fund

Guggenheim Macro Opportunities Fund

Guggenheim Mid Cap Value Fund

Guggenheim Mid Cap Value Institutional Fund

Guggenheim Municipal Income Fund

Guggenheim Small Cap Value Fund

Guggenheim StylePlus—Large Core Fund

Guggenheim StylePlus—Mid Growth Fund

Guggenheim Total Return Bond Fund

Guggenheim World Equity Income Fund

Guggenheim Risk Managed Real Estate Fund

Schedule B of the Agreement is amended, effective March 26, 2014, to read as follows:

SCHEDULE B

TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT

BETWEEN RYDEX FUND SERVICES, LLC

AND GUGGENHEIM FUNDS TRUST

Date: Effective March 26, 2014

Fund Accounting and Administration Fees

The Trust agrees to pay RFS the following fees:

1.	Accounting and Administrative Fees:

(i)	0.095% (9.5 basis points) for each of Guggenheim Enhanced World Equity Fund, Guggenheim Floating Rate Strategies Fund, Guggenheim High Yield Fund, Guggenheim Investment Grade Bond Fund, Guggenheim Large Cap Value Fund, Guggenheim Limited Duration Fund, Guggenheim Macro Opportunities Fund, Guggenheim Mid Cap Value Fund, Guggenheim Mid Cap Value Institutional Fund, Guggenheim Municipal Income Fund, Guggenheim Small Cap Value Fund, Guggenheim StylePlus–Large Core Fund, Guggenheim StylePlus–Mid Growth Fund, Guggenheim Total Return Bond Fund and Guggenheim Risk Managed Real Estate Fund (based on average daily net asset values) or $25,000 per Fund per year, whichever is greater.

(ii)	0.15% (15 basis points) for Guggenheim World Equity Income Fund (based on average daily net asset values) or $60,000 per Fund per year, whichever is greater.

2.	Out of Pocket Expenses: RFS is entitled to reasonable out-of-pocket expenses in providing fund accounting services hereunder, including without limitation the following:

(i)	All freight and other delivery and bonding charges incurred by RFS in delivering materials to and from the Trust or other service providers of the Trust;

(ii)	All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by RFS in communication with the Trust, the Fund’s investment advisor or custodian, dealers or others as required for RFS to perform the services to be provided hereunder;

(iii)	The cost of microfilm or microfiche or electronic archiving of records or other materials;

(iv)	All systems-related expenses associated with the provision of special reports and services pursuant to Section 1(c) herein; and

(v)	Any additional expenses reasonably incurred by RFS in the performance of its duties and obligations under this Agreement.

In addition, RFS shall be entitled to receive the following amounts:

(i)	Systems development fees billed at an hourly rate of $150 per hour, as approved by the Trust;

(ii)	Ad hoc reporting fees billed at an agreed upon rate; and

(ii)	Charges for the pricing information obtained from third party vendors for use in pricing the securities of each Fund’s portfolio pursuant to Section 1(b)(ii) of this Agreement, which shall not exceed the amounts that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

*      *      *      *       *

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly authorized officers as of the 12th day of February, 2014.

GUGGENHEIM FUNDS TRUST

By:	/s/ Amy J. Lee
Name: Amy J. Lee
Title: Secretary and Vice President

RYDEX FUND SERVICES, LLC

By:	/s/ Amy J. Lee
Name: Amy J. Lee
Title: Secretary